EXHIBIT 99.1

                         REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To International Dispensing Corporation:

We have audited the accompanying balance sheet of International Dispensing Corporation (a Delaware corporation in the development stage) as of December 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the period from October 10, 1995 (date of inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Dispensing Corporation as of December 31, 1995, and the results of its operations and its cash flows for the period from October 10, 1995 (date of inception) through December 31, 1995 in conformity with generally accepted accounting principles.


                                                             Arthur Andersen LLP


June 28, 1996
(except as to Note 13
 which is as of
 December 5, 1996)
New York, New York

                      INTERNATIONAL DISPENSING CORPORATION
                          (A Development Stage Company)

                                 Balance Sheets

                                                December 31,     June 30,
                                                    1995          1996
                                                -----------    -----------
                                                               (unaudited)
                               Assets
Current assets:
       Cash and cash equivalent                    $  5,168    $ 488,379
                                                   --------    ---------
              Total current assets:                   5,168      488,379
Fixed assets:
       Leasehold improvements                         4,475        5,872
       Office equipment                               4,350        7,079
       Accumulated depreciation and amortization       (882)      (1,322)
                                                   --------    ---------
              Net fixed assets                        7,943       11,629
Other assets                                         14,677       63,927
Deferred issuance costs                                  --       21,763
                                                   --------    ---------
              Total assets:                        $ 27,788    $ 585,698
                                                   ========    =========

                      Liabilities and Stockholders' Equity

Current Liabilities:
       Accrued expenses                          $   45,806   $   97,509
       Due to affiliate                           3,649,739    2,883,893
       Convertible promissory notes                 150,000      100,000
       Promissory Notes                                  --      300,000
       Bridge loans payable, current portion             --    1,050,000
                                                 ----------   ----------
              Total current liabilities:          3,845,545    4,431,402
Bridge loans payable                                175,000           --
                                                 ----------   ----------
              Total liabilities:                  4,020,545    4,431,402

Commitments and contingencies (Note 11)

Stockholders' Equity (Deficiency):
 Preferred Stock, $.001 par value;
 2,000,000 shares authorized;
 no shares issued or outstanding                     --              --
Common Stock $.001 par value; 20,000,000
 shares authorized:  5,887,500 and
 6,325,000 issued and outstanding as
 of December 31, 1995 and
 June 30, 1996, respectively                          5,888        6,325
Additional paid-in capital                          251,150    1,125,713
Deficit accumulated during
 the development stage                           (4,249,795)  (4,977,742)
                                                -----------  -----------
  Total stockholders' equity (deficiency)        (3,992,757)  (3,845,704)
                                                -----------  -----------
  Total liabilities and stockholders'
    equity (deficiency)                         $    27,788  $   585,698
                                                ===========  ===========

      The accompanying notes are an integral part of these balance sheets

                      INTERNATIONAL DISPENSING CORPORATION
                          (A Development Stage Company)

                            Statements of Operations

                                                   For the Period                                For the Period
                                                   from Inception                                from Inception
                                                 (October 10, 1995)                              (October 10, 1995)
                                                       through             Six Months                  through
                                                    December 31,              Ended                   June 30,
                                                         1995             June 30, 1996                  1996
                                                    ------------          -------------                  ----
                                                                           (unaudited)               (unaudited)

Revenues                                         $            --        $          --            $          --
Costs and expenses:
       General and administrative                        244,768              451,491                  696,259
       Depreciation and amortization                         882                  441                    1,323
                                                 ---------------        -------------            -------------
              Total costs and expenses                   245,650              451,932                  697,582

Loss from operations                                     245,650              451,932                  697,582
       Interest expense                                    4,145               26,015                   30,160
                                                 ---------------        -------------            -------------
Net loss before extraordinary loss               $       249,795        $     477,947            $     727,742

Extraordinary loss on retirement
  of debt                                                     --              250,000                  250,000
                                                 ---------------        -------------            -------------
Net Loss                                         $       249,795        $     727,947            $     977,742
                                                 ===============        =============            =============

Net loss per share before
  extraordinary item                             $         (.03)        $       (.06)
Extraordinary loss per share                     $            __        $       (.03)

Net loss per share                               $         (.03)        $       (.09)

Weighted average shares outstanding                    7,900,000            7,900,000

         The accompanying notes are an integral part of these statements

                      INTERNATIONAL DISPENSING CORPORATION
                          (A Development Stage Company)

            Statement of Changes in Stockholders' Equity (Deficiency)

                                                                                          Deficit
                                                                                          Accumulated
                                                                        Additional        During the                 Total
                                                Common Stock            Paid in           Development              Stockholders'
                                              Shares     Amount         Capital             Stage                   Deficit
                                      ------------------------------------------------------------------------------------------

Balance, October 10, 1995                         --        $    --    $          --            $    --            $      --
Issuance of common
  stock pursuant to
  License Agreement                         2,900,000          2,900              --                 --                2,900
Issuance of common
  stock pursuant to
  Settlement Agreement                      1,950,000          1,950              --                 --                1,950
Issuance of common
  stock to management                         950,000            950           76,238                --               77,188
Purchase of License from
  affiliate                                        --             --               --        (4,000,000)          (4,000,000)
Issuance of common
  stock in private
  placement                                    87,500             88           43,662                 --               43,750
Issuance of common stock
  rights in private placement                      --             --          131,250                 --              131,250
Net loss                                           --             --               --          (249,795)            (249,795)
                                      ------------------------------------------------------------------------------------------

Balance, December 31, 1995                  5,887,500          5,888          251,150        (4,249,795)          (3,992,757)
Issuance of common
  stock in private
  placement                                   437,500            437          218,313                 --              218,750
Issuance of common stock
  rights in private placement                      --             --          656,250                 --              656,250
Net loss                                           --             --               --          (727,947)            (727,947)
                                      ------------------------------------------------------------------------------------------

Balance, June 30, 1996                      6,325,000         $6,325       $1,125,713      $ (4,977,742)        $ (3,845,704)
  (unaudited)
                                      ==========================================================================================

          The accompanying notes are an integral part of this statement

                      INTERNATIONAL DISPENSING CORPORATION
                          (A Development Stage Company)

                            Statements of Cash Flows

                                               For the Period                  For the Period
                                              from October 10,                 from October 10,
                                              1995 (Inception)                 1995 (Inception)
                                                   through        Six Months     through
                                                December 31,         Ended        June 30,
                                                    1995        June 30, 1996     1996
                                              ---------------    -------------  ----------
                                                                 (unaudited)   (unaudited)
Cash flows from operating activities:
Net loss                                         $  (249,795)    $ (727,947)    $ (977,742)
Adjustments to reconcile net loss to net
  cash used in operating activities:
  Depreciation and amortization                          882            441          1,323
  Non-cash compensation                               76,238             --         76,238
  Loss on retirement of debt                              --        250,000        250,000
  Changes in operating assets and
    liabilities:
       Increase in other assets                       (8,877)       (71,013)       (79,890)
       Increase/(decrease) in accrued expenses        45,806         51,703         97,509
                                                 -----------    -----------    -----------
Net cash used in operating activities               (135,746)      (496,816)      (632,562)
                                                 -----------    -----------    -----------

Cash flows from investing activities:
Purchase of fixed assets                              (8,825)        (4,127)       (12,952)
Purchase of license                                 (350,261)      (765,846)    (1,116,107)
                                                 -----------    -----------    -----------
Net cash used in investing activities               (359,086)      (769,973)    (1,129,059)
                                                 -----------    -----------    -----------

Cash flows from financing activities:
Proceeds from private placement                      350,000      1,750,000      2,100,000
Proceeds from issuance of convertible debt           150,000             --        150,000
                                                 -----------    -----------    -----------
Net cash provided from financing activities          500,000      1,750,000      2,250,000
                                                 -----------    -----------    -----------

Net increase in cash and cash equivalents              5,168        483,211        488,379
Cash and cash equivalents, beginning of
  period                                                   0          5,168              0
                                                 -----------    -----------    -----------
Cash and cash equivalents, end of period         $     5,168    $   488,379    $   488,379
                                                 ===========    ===========    ===========


Supplemental disclosure of cash flow
information:
Cash paid for interest                                    --             --             --
Cash paid for income taxes                                --             --             --

Non-cash investing and financing activities:
Issuance of common stock                         $     5,800             --    $     5,800
Purchase of license from affiliate               $ 4,000,000             --    $ 4,000,000

         The accompanying notes are an integral part of these statements

                      INTERNATIONAL DISPENSING CORPORATION
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
            (Information as of and for the period ended June 30, 1996
                                  is unaudited)

1.   The Company and Organization

     International Dispensing Corporation, formerly known as ReSeal Food Dispensing Systems, Inc. (the "Company"), was incorporated in the State of Delaware in October 1995. The Company was formed primarily for the purpose of commercializing and marketing certain proprietary and patented delivery and dispensing technologies (the "Reseal Technologies") licensed from ReSeal International Corporation ("RIC"). The Reseal Technologies are designed to dispense a flowable product while maintaining the product's sterility, purity and freshness without employing preservatives.

     The Company is subject to a number of risks including the Company's lack of prior operating history. The Company is also subject to the availability of sufficient financing to meet its future cash requirements and the uncertainty of future product development and regulatory approval and market acceptance of existing and proposed products. In the event of bankruptcy of RIC, the status of the continuing obligations of the various parties to and under the License Agreement (Note 3) is unclear since a court in a bankruptcy proceeding may not enforce such continuing obligations. Additionally, other risk factors such as loss of key personnel, lack of manufacturing capabilities, difficulty in establishing new intellectual property rights and preserving and enforcing existing intellectual property rights as well as product obsolescence due to the development of competing technologies could impact the future results of the Company.

     The Board of Directors of the Company has authorized the Company to file a registration statement with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and to sell Units consisting of two shares of common stock and two redeemable class A warrants of the Company ("IPO Units"). Each warrant entities the holder to purchase one share of common stock at a proposed price of $7.00 per share.

2.   Significant Accounting Policies

Cash and Cash Equivalents

     Cash and cash equivalents consist of cash in banks, as well as highly liquid investments with original maturities of less than three months.

Fixed Assets

     Furniture and equipment are recorded at cost and are depreciated on a straight line basis over their estimated useful lives, generally five years. Leasehold improvements are recorded at cost and amortized over the term of the lease or life of the asset, whichever is shorter.

Patents

     Costs to develop patents are expensed when incurred.

Income Taxes

     Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are determined based on differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to

                      INTERNATIONAL DISPENSING CORPORATION
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
     (Information as of and for the period ended June 30, 1996 is unaudited)
                                   (Continued)


reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Net Loss Per Share

     Net loss per common share calculations are based on the weighted average number of shares of common stock outstanding. Pursuant to the Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 83, stock and stock rights issued during the twelve months preceding the initial filing of this offering at prices below the expected initial public offering price have been included in the Company's loss per share computations for all periods presented even though they are antidilutive.

     Supplementary net loss per share was computed as if all the outstanding bridge notes (Note 4) and convertible promissory notes (Note 6) had been paid at the date of issuance, and assuming that 288,127 shares of common stock were issued to pay such notes and $3,489 and $35,000 of interest expense was eliminated for the periods ended December 31, 1995 and June 30, 1996, respectively, as a result of such payments. Such supplementary net loss per share for the period ended December 31, 1995 was $.03 and for the six months ended June 30, 1996 was $.08.

Use of Estimates

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Interim Financial Information

     The unaudited financial statements for the period ended June 30, 1996 include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for the fair presentation of such financial statements.

3.   License Agreement

     In October 1995, the Company entered into a License Agreement (the "Agreement") with RIC, which was amended on June 17, 1996, pursuant to which the Company obtained the right to commercialize and market the Reseal Technologies to third parties for its implementation in the food and beverage industries. The Reseal Technologies are licensed by RIC from its parent, Reseal International Limited Partnership ("RILP"). The Agreement is royalty free and allows the Company to grant sublicenses to third parties. Pursuant to the Agreement, the Company issued 2,900,000 shares of its common stock to RIC and is committed to make a payment to RIC of $750,000 on the earlier of April 10, 1996 or the completion of a private placement (Note 4) and another payment of $3,250,000 on the earlier of December 31, 1996 or the completion of the proposed initial public offering. The cash paid and payable to RIC and the common stock issued for this acquisition was charged directly to stockholders' equity and therefore not reflected as an asset on the Company's Balance Sheet. The Company has reflected such obligation as a current liability. The Agreement terminates at the end of the Reseal Technologies useful economic life.

                      INTERNATIONAL DISPENSING CORPORATION
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
              (Information as of and for the period ended June 30,
                               1996 is unaudited)
                                   (Continued)

4.   Private Placement

     The Company has been involved in a private placement ("Bridge Financing"). The Bridge Financing consists of promissory notes, common shares, and rights ("Bridge Options") to acquire Units identical in form to the IPO Units upon consummation of the IPO. The promissory notes bear interest at 8% per annum and are due on the earlier of consummation of a public offering or January 1, 1997. As of December 31, 1995, the Company had received gross proceeds of $350,000 in connection with the Bridge Financing, which consisted of $175,000 of promissory notes, 87,500 shares of common stock and rights to obtain 131,250 Units. As of June 30, 1996, the Company had received additional gross proceeds of $1,750,000, which consisted of $875,000 of promissory notes, 437,500 shares of common stock and rights to obtain 656,250 Units. Upon completion of the Bridge Financing, the Company had received an aggregate of $2,100,000 in consideration for $1,050,000 in promissory notes, 525,000 common shares and rights to obtain 787,500 Units. The Company has amended the Bridge Financing agreements so that the 787,500 Units underlying the Bridge Options are outstanding prior to the completion of the IPO, and all of such Units will be registered in the proposed registration.

5.   Settlement Agreement

     In October 1995, in connection with a settlement of actions and claims against certain affiliates of RIC, the licensor of the Technology, the Company agreed to issue (i) 2,900,000 shares of common stock to RIC, as partial compensation under the License Agreement, (ii) an aggregate of 1,500,000 shares of common stock (the "Investor Shares") to certain investors in RILP, and (iii) an aggregate of 450,000 shares of common stock to certain individuals for services rendered equal to the par value of such shares. Of the 1,500,000 shares issued, 552,000 were issued to individuals who are now members of the board of directors and of the 450,000 shares issued, 161,000 were issued to current members of management and the board of directors.

     Pursuant to such settlement, the holders of the Investor Shares may require the Company to file a Registration Statement under the Securities Act with respect to 25% of such shares of common stock, commencing one year from the effective date of the Company's proposed IPO, subject to certain conditions and limitation. Further, if the Company proposes to register any shares of common stock under the Securities Act, other than pursuant to an initial public offering or the previous sentence, then the holders of the Investor Shares are entitled to include an additional 25% of their shares of common stock in such registration.

6.   Convertible Promissory Notes

     During 1995, two convertible promissory notes were issued for $100,000 and $50,000 (the "Convertible Notes") and are due on April 15, 1996 and December 20, 1996, respectively. These notes bear interest at 8% and each is convertible at any time prior to the maturity date of the notes into 1,200,000 common shares, subject to adjustments. The $100,000 note (the "Portenoy Note") converts at a price of $.084 per common share, subject to adjustments, and the $50,000 note (the "ATG Note") converts at a price of $.042 per common share, subject to adjustments.

     On April 15, 1996, the Portenoy Note came due. On June 28, 1996, in accordance with an agreement with the Company, the holder of the ATG Note, which comes due on December 20, 1996 and contained the right to convert into 1.2 million shares of Common Stock, agreed to transfer such note to the Company for cancellation in return for the Company agreeing to pay it $300,000. The amounts owed by the Company to the holders of the Convertible Notes shall be paid out of the proceeds of the proposed IPO. The Company has

                      INTERNATIONAL DISPENSING CORPORATION
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
     (Information as of and for the period ended June 30, 1996 is unaudited)
                                   (Continued)

recorded an extraordinary loss on retirement of debt of $250,000 in its June 30, 1996 unaudited financial statements.

7.   Management Shares

     In 1995, the Company issued an aggregate of 950,000 shares to management at par as compensation for services rendered in incorporating the Company. Such shares were issued at fair market value of the Company's common stock, which was determined based upon the fair market value of the private placement shares (see
Note 4) and the convertible promissory notes. The statement of operations reflects approximately $76,000 of compensation expense related to such shares.

8.   Related Party Transactions

     The Company shares office space with certain affiliated companies, including RIC and RILP. The Company also pays certain operating expenses, including compensation of key personnel, on behalf of RIC and RILP. At December 31, 1995 and June 30, 1996, the Company had paid 85,261 and 332,794, respectively, on behalf of RIC. The Company is entitled to be reimbursed for these expenses and has offset such against the current liability related to the License Agreement (Note 3) in the Company's balance sheet.

     For both the period ended December 31, 1995 and the three months ended June 30, 1996, the Company paid consulting fees to members of management in the aggregate amount of $168,000.

9.   Income Taxes

     As a result of losses incurred during the year, there is no provision for income taxes in the accompanying financial statements. The Company has established a full valuation allowance against its net deferred tax assets as realizability of such assets is predicated upon the Company achieving profitability.

10.  Commitment and Contingencies

     The Company leases office space under a noncancellable operating lease, expiring on November 30, 1997. Rental expense for the period ending December 31,1995 was $8,259. Future minimum lease payments under this lease agreement is as follows:

Year Ending December 31
-----------------------

1996                  $90,292
1997                   84,571
                     --------
                     $174,863

11.  Settlement of Pending Lawsuit

     In May 1996, in connection with the settlement of a lawsuit brought by Banco Inversion, S.A. and Administratadora General de Patrimonios, S.A. (collectively, "Banco") against certain affiliates of RIC, RIC entered into an agreement pursuant to which it agreed, among other things, (i) to transfer an aggregate of 300,000 of its shares of common stock (the "Settlement Shares") to Banco, (ii) to pay Banco $50,000 at the

                      INTERNATIONAL DISPENSING CORPORATION
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
     (Information as of and for the period ended June 30, 1996 is unaudited)
                                   (Continued)

closing of such settlement and $150,000 out of the licensing fees RIC receives from the proceeds of this Offering and (iii) to exchange mutual releases with the parties of such lawsuit.

     The number of Settlement Shares, subject to certain anti-dilution adjustments, may be increased up to 600,000 shares in the event that 30 months after the effective date of the registration statement the market value of the 300,000 Settlement Shares is less than $2,800,000.

     The Company has granted to the holders of such Settlement Shares, the right to register such shares along with shares registered by the Company in a public offering, whether on behalf of the Company or other holders of common stock, subject to customary market factor limitations. Such registration rights terminate upon the earlier of (i) the date that all Settlement Shares have been either registered or sold, or (ii) the date that all such shares may be sold pursuant to Rule 144(k) under the Securities Act.

12.  Employment Agreements

     It is anticipated that the Company will enter into a three-year employment agreement with Jon Silverman upon the closing of the proposed initial public offering. Pursuant to such proposed employment agreement, Mr. Silverman will receive a monthly salary of $15,000. In addition, the Company will be obligated to pay the premium on his $1,000,000 life insurance policy, to which his estate is the beneficiary. This insurance policy is in addition to the $1,000,000 key-man life insurance policy maintained by the Company on the life of Mr. Silverman. He will also be entitled to customary benefits and perquisites.

13.  Subsequent Event

     In October 1996, the Company sold, in an initial public offering, 833,334 Units, each Unit consisting of two shares of Common Stock and two redeemable Class A purchase warrants for $12.00 per Unit. Each warrant entitles the holder to purchase one share of the Company's stock for $7.00. The warrants are redeemable by the Company at $.05 per warrant any time after October 3, 1998 if certain conditions are met. The net proceeds, which the Company received from the offering, amounted to approximately $8.7 million.